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                            ASSET PURCHASE AGREEMENT

                                  by and among

                      PARADISE MUSIC & ENTERTAINMENT, INC.

                          STRAW DOGS ACQUISITION CORP.

                         CONSOLIDATED ENTERTAINMENT, LLC

                                   JESSE DYLAN

                                       and

                                  CRAIG RODGERS

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                            Dated September 23, 1999

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                 SALE OF ASSETS

Section 1.1    Assets Transferred..............................................2
Section 1.2    Excluded Assets.................................................4
Section 1.3    Assumed Liabilities.............................................4
Section 1.4    Retained Liabilities............................................5

                                   ARTICLE II
                           PURCHASE PRICE AND CLOSING

Section 2.1    Purchase Price..................................................6
        2.1.1  Payment.........................................................6
        2.1.2  Accounting Procedures...........................................7
        2.1.3  Examination of Books and Records................................8
Section 2.2    Closing and Effective Date......................................8
Section 2.3    Further Assurance; Post Closing Cooperation.....................8
Section 2.4    Third-Party Consents............................................9

                                   ARTICLE III
                          REPRESENTATIONS OF THE OWNERS

Section 3.1    Execution and Validity of Agreement; Restrictive Documents.....10
        3.1.1  Execution and Validity.........................................10
        3.1.2  No Restrictions................................................10
        3.1.4  Liabilities....................................................10
        3.1.5  Interests in Customers, Suppliers, Etc.........................10
        3.1.6  Company Controls...............................................11
        3.1.7  Brokers........................................................11
        3.1.8  Investment Representations.....................................11
Section 3.2    Execution and Validity of Agreement; Existence and Good
                Standing......................................................13
Section 3.3    Subsidiaries and Investments...................................14
        3.3.1  Subsidiaries and Investments...................................14
        3.3.2  Ownership Interests............................................14
Section 3.4    Financial Statements and No Material Changes...................14
Section 3.5    Books and Records..............................................14
Section 3.6    Title to Properties; Encumbrances..............................15
Section 3.7    Real Property..................................................15
        3.7.1  Owned Real Property............................................15
        3.7.2  Leased Real Property...........................................15
Section 3.8    Contracts......................................................16


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Section 3.9    Non-Contravention; Approvals and Consents......................16
        3.9.1  Non-Contravention..............................................16
        3.9.2  Approvals and Consents.........................................17
Section 3.10   Litigation.....................................................17
Section 3.11   Taxes..........................................................17
Section 3.12   Intentionally Omitted..........................................19
Section 3.13   Insurance......................................................19
Section 3.14   Intellectual Properties........................................19
Section 3.15   Compliance with Laws; Licenses and Permits.....................20
        3.15.1 Compliance.....................................................20
        3.15.2 Licenses.......................................................20
Section 3.16   Client Relations...............................................20
Section 3.17   Accounts Receivable; Work-in-Process; Accounts Payable.........20
Section 3.18   Employment Relations...........................................21
Section 3.20   Intentionally Omitted..........................................21
Section 3.21   Bank Accounts and Powers of Attorney...........................21
Section 3.22   Compensation of Employees......................................22
Section 3.23   No Changes Since the Balance Sheet Date........................22
Section 3.24   Intentionally Omitted..........................................23
Section 3.25   Intentionally Omitted..........................................23
Section 3.26   Year 2000 Compliant............................................23
        3.26.1 Definition.....................................................23
        3.26.2 Computer Systems...............................................24
        3.26.3 Other Products and Services....................................24
Section 3.27   Prepayment for Services........................................24
Section 3.28   Intentionally Omitted..........................................24
Section 3.29   Copies of Documents............................................24

                                   ARTICLE IV
                  REPRESENTATIONS OF THE PURCHASER AND PARADISE

Section 4.1    Existence and Good Standing....................................25
Section 4.2    Execution and Validity of Agreement............................25
Section 4.3    No Restrictions................................................25
Section 4.4    Non-Contravention; Approvals and Consents......................25
        4.4.1  Non-Contravention..............................................25
        4.4.2  Approvals and Consents.........................................26
Section 4.5    Compliance with Laws; Licenses and Permits.....................26
        4.5.1  Compliance.....................................................26
        4.5.2  Licenses.......................................................26
Section 4.6    Paradise Stock.................................................26
Section 4.7    Brokers........................................................26


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                                    ARTICLE V
                     COVENANTS OF THE COMPANY AND THE OWNERS

Section 5.1    Regulatory and Other Approvals.................................27
Section 5.2    Investigation by Paradise and the Purchaser....................27
Section 5.3    No Solicitations...............................................27
Section 5.4    Conduct of Business............................................28
Section 5.5    Notice and Cure................................................29
Section 5.6    Fulfillment of Conditions......................................29

                                   ARTICLE VI
                     COVENANTS OF PARADISE AND THE PURCHASER

Section 6.1    Regulatory and Other Approvals.................................30
Section 6.2    Investigation by the Company and the Owners....................30
Section 6.3    Notice and Cure................................................30
Section 6.4    Fulfillment of Conditions......................................31
Section 6.5    Blue Sky.......................................................31

                                   ARTICLE VII
                                MUTUAL COVENANTS

Section 7.1    Reasonable Efforts to Consummate Transaction...................31
Section 7.2    Public Announcements...........................................31

                                  ARTICLE VIII
             CONDITIONS TO OBLIGATIONS OF PARADISE AND THE PURCHASER

Section 8.1    Representations and Warranties.................................32
Section 8.2    Good Standing and Tax Certificates.............................32
Section 8.3    Performance....................................................32
Section 8.4    Certified Resolutions..........................................32
Section 8.5    No Litigation..................................................33
Section 8.6    Regulatory Consents and Approvals..............................33
Section 8.7    Required Approvals, Notices and Consents.......................33
Section 8.8    Employment Agreements..........................................33
Section 8.9    Opinion of Counsel.............................................33
Section 8.10   Repayment of Loans.............................................34
Section 8.11   Material Adverse Effect........................................34
Section 8.12   Proceedings....................................................34
Section 8.13   Spur & Buckle, Inc.............................................34
Section 8.14   Working Capital................................................34
Section 8.15   Brambilla Release..............................................34
Section 8.16   Net Worth......................................................34


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Section 8.17   Financial Statements...........................................34

                                   ARTICLE IX
             CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE OWNERS

Section 9.1    Representations and Warranties.................................35
Section 9.2    Performance....................................................35
Section 9.3    Certified Resolutions..........................................35
Section 9.4    No Litigation..................................................35
Section 9.5    Regulatory Consents and Approvals..............................36
Section 9.6    Paradise Stockholder Approval..................................36
Section 9.7    Employment Agreements..........................................36
Section 9.8    Opinion of Counsel.............................................36
Section 9.9    Proceedings....................................................36
Section 9.10   Material Adverse Effect........................................36
Section 9.11   Spur & Buckle, Inc. Acquisition Agreement......................36
Section 9.12   Working Capital................................................36
Section 9.13   Insurance Policy...............................................37
Section 9.14   Brambilla Release..............................................37

                                    ARTICLE X
                              ADDITIONAL AGREEMENTS

Section 10.1   Change of Doing Business Name of the Company...................37
Section 10.2   [Intentionally Omitted]........................................37
Section 10.3   Agreements Regarding Employees After Closing...................37
        10.3.1 Affected Employees.............................................37
        10.3.2 Service Credit.................................................38
Section 10.4   Apportioned Obligations........................................38
Section 10.5   Tax Liability..................................................38
Section 10.6   Successor Employer.............................................38
Section 10.7   Nameof Purchaser...............................................38
Section 10.8   Termination....................................................38
Section 10.9   Effect of Termination..........................................39
Section 10.10  Registration Rights............................................39

                                   ARTICLE XI
                               SURVIVAL; INDEMNITY

Section 11.1   Survival.......................................................39
Section 11.2   Obligation of the Owners to Indemnify..........................40
        11.2.1 General Indemnity..............................................40
        11.2.2 Special Indemnity..............................................40
        11.2.3 "Losses".......................................................41


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Section 11.3   Obligation of Paradise and the Purchaser to Indemnify..........41
Section 11.4   Indemnification Procedures.....................................41
        11.4.1 Non-Third-Party Claims.........................................41
        11.4.2 Third-Party Claims.............................................42
Section 11.5   Limitations on and Other Matters Regarding Indemnification.....44
        11.5.1 Indemnity Cushion and Cap......................................44
        11.5.2 Termination of Indemnification Obligations of the Company
                and the Owners................................................44
        11.5.3 Termination of Indemnification Obligations of Paradise
                and the Purchaser.............................................45
        11.5.4 Exceptions.....................................................45
        11.5.5 Control by Paradise............................................45

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1   Expenses.......................................................46
Section 12.2   Governing Law..................................................46
Section 12.3   Jurisdiction...................................................46
Section 12.4   "Person"Defined................................................46
Section 12.5   "Knowledge"Defined.............................................46
Section 12.6   "Affiliate"Defined.............................................47
Section 12.7   Captions.......................................................47
Section 12.8   Confidentiality................................................47
Section 12.9   Notices........................................................47
Section 12.10  Parties in Interest............................................48
Section 12.11  Severability...................................................49
Section 12.12  Counterparts...................................................49
Section 12.13  Entire Agreement...............................................49
Section 12.14  Amendment......................................................49
Section 12.15  Third Party Beneficiaries......................................49


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                                    EXHIBITS AND APPENDICES

             Exhibit A-1            Employment Agreement for Dylan
             Exhibit A-2            Employment Agreement for Rodgers
             Exhibit B-1            Opinion of Cohen, Primiani & Foster
             Exhibit B-2            Opinion of James A. Melman, Esq.
             Exhibit C              Opinion of Davis & Gilbert LLP
             Appendix A             Registration Rights Provisions

                                    SCHEDULES

             Schedule 1.1(vi)       Tangible Personal Property
             Schedule 3.1.5         Interests in Customers; Suppliers
             Schedule 3.1.7         Brokers
             Schedule 3.2           Foreign Qualifications
             Schedule 3.3.2         Ownership Interests
             Schedule 3.4           Financial Statements
             Schedule 3.5           Books and Records
             Schedule 3.6           Tangible Personal Property; Encumbrances
             Schedule 3.7.2         Leased Real Property
             Schedule 3.7.3         Real Property
             Schedule 3.8           Contracts
             Schedule 3.9.2         Consents and Approvals
             Schedule 3.10          Litigation
             Schedule 3.11          Taxes
             Schedule 3.13          Insurance
             Schedule 3.14          Intellectual Properties
             Schedule 3.16          Client Relations
             Schedule 3.19          Employee Benefit Plans
             Schedule 3.21          Bank Accounts and Powers of Attorney
             Schedule 3.22          Compensation of Employees
             Schedule 3.23          Changes Since the Balance Sheet Date
             Schedule 3.26          Year 2000 Compliant
             Schedule 3.27          Prepayment for Services
             Schedule 4.4.1         Approvals and Consents


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                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT (the "Agreement") dated September 23, 1999 (the "Execution Date") by and among PARADISE MUSIC & ENTERTAINMENT CORP., a Delaware corporation ("Paradise"); STRAW DOGS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Paradise (the "Purchaser"); CONSOLIDATED ENTERTAINMENT, LLC, a California limited liability company (the "Company"), JESSE DYLAN ("Dylan") and CRAIG RODGERS ("Rodgers"; together with Dylan, collectively, the "Owners" and individually an "Owner").

                              W I T N E S S E T H :

      WHEREAS, the Company is in the business of producing television commercials;

      WHEREAS, the Company wishes to transfer, and the Purchaser wishes to acquire substantially all of the assets of the Company, subject to substantially all of the Company's liabilities, in a tax-free reorganization as described in ss. 368(a)(1)(C) of the Internal Revenue Code, upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, the Owners together own 100% of the ownership interests of the Company and are actively involved in managing the business of the Company and accordingly are in a position to make certain representations, warranties and covenants in respect of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS

      Section 1.1 Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, except for the Excluded Assets set forth in Section
1.2 below, the Company will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, on the Closing Date (as defined in Section 2.2), all of the Company's right, title and interest in, to and under the following assets, properties and rights of the Company, as the same exist on the Effective Date (as defined in Section 2.2), (collectively, the "Assets"), which Assets constitute substantially all of the assets of the Company, free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character (collectively, "Liens") except for the Liens set forth on Schedule 3.6 which the Purchaser has agreed to accept as indicated on such Schedule:

      (i) Balance Sheet Assets. All of the assets, properties and rights of the Company reflected on the Balance Sheet referred to in Section 3.4, as modified or changed between the Balance Sheet Date (as defined in Section 3.4) and the Effective Date without violation of the provisions of Section
      3.23 (the "Balance Sheet Assets");

      (ii) Cash. All cash on hand or in bank deposits, and all certificates of deposit (the "Cash");

      (iii) Real Property Leases. (A) The real property leases, subleases, licenses and other occupancy agreements listed on Schedule 3.7.2 as to which the Company is the lessor or sublessor and (B) the real property leases, subleases, licenses and other occupancy agreements listed on
      Schedule 3.7.2 as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases, subleases, licenses and other occupancy agreements (the leases, subleases, licenses and other occupancy agreements described in subclauses (A) and (B) are collectively referred to herein as the "Real Property Leases");

      (iv) Inventory. All inventories of work-in-process, active job orders, office and other supplies, and other accessories related thereto, which are used or held for use by the Company, together with all rights of the Company against suppliers of such inventories (the "Inventory");

      (v) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales, including without limitation, any rights of the Company with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith, together with the proceeds in respect of any such accounts receivable (the "Accounts Receivable");


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      (vi) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory), including without limitation, but not limited to the items listed on
      Schedule 1.1(vi), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (as defined in Section 12.4) (the "Tangible Personal Property");

      (vii) Personal Property Leases. (A) The leases or subleases of Tangible Personal Property (including but not limited to those listed on Schedule 3.8) as to which the Company is the lessor or sublessor and (B) the leases of Tangible Personal Property (including but not limited to those listed on Schedule 3.8) as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B) are collectively referred to herein as the "Personal Property Leases");

      (viii) Client List. The Company's current and prospective client list and customer data (the "Client List");

      (ix) Contracts. All of the Company's existing agreements, commitments, leases, licenses, evidences of indebtedness, mortgages, indentures, security agreements, instruments or other contracts (other than the Real Property Leases, the Personal Property Leases, Licenses (as defined below) and the Accounts Receivable) to which the Company is a party, including without limitation, contracts with clients (and the right to service such clients), purchase orders and the other agreements listed on Schedule 3.8 other than any agreement by and between the Owners and the Company (the "Contracts");

      (x) Prepaid Expenses. All prepaid expenses, other than prepaid insurance on policies not being transferred hereunder (the "Prepaid Expenses");

      (xi) Intangible Personal Property. All Intellectual Property (as defined in Section 3.14 below), used or held for use by the Company (including the Company's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the business of the Company or the Assets, including but not limited to the name "Straw Dogs" (or any variations thereof) (the "Intangible Personal Property");

      (xii) Licenses. All licenses, permits and other governmental certificates, authorizations and approvals, including applications therefor (the "Licenses");

      (xiii) Security Deposits. All security deposits deposited by or on behalf of the Company as lessee or sublessee under the Real Property Leases or other security deposits relating to the Company's business (the "Security Deposits");

      (xiv) Books and Records. All books and records of the Company, including but not limited to financial statements, journals, ledgers, correspondence, customer records,


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      employment records for current employees, books of account and accountant's and attorney's work product (excluding any property of the accountants and attorneys);

      (xv) Goodwill. All of the goodwill associated with the Company's business (the "Goodwill");

      (xvi) Insurance Policies. All of the Company's Insurance Policies listed on Schedule 3.13 (the "Insurance Policies"); and ;

      (xvii) Other Assets. All other assets and properties of every kind and nature owned or held by the Company, or in which the Company has an interest, known or unknown, fixed, unfixed, choate or inchoate, accrued, absolute, contingent, or otherwise, whether or not specifically referred to in this Agreement (the "Other Assets").

      Section 1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets and properties and rights (the "Excluded Assets") shall be excluded from and shall not constitute Assets transferred to the Purchaser: (i) the corporate seal, minute book, charter documents and stock records of the Company; (ii) payments made and to be made to the Company, and other rights of the Company, under this Agreement; (iii) rights under any insurance policies not being assumed by the Purchaser hereunder; (iv) any tax refunds, credits or similar tax assets relating to periods prior to the Effective Date; (v) the rights of the Company in, to and under any contract or agreement of any nature which is not an Assumed Liability (as defined in Section
1.3 below); (vi) all claims, rights or causes of action related to any Excluded Asset or Retained Liability (as defined in Section 1.4 below); and (vii) any non-transferable or non-transferred License.

      Section 1.3 Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will assume on the Closing Date and agrees to pay, perform and discharge when due the following obligations of the Company (the "Assumed Liabilities"), and no others:

      (i) Balance Sheet Obligations. All obligations of the Company with respect to liabilities reflected or reserved against on the Balance Sheet, as modified or changed between the Balance Sheet Date and the Effective Date in the ordinary course of business without violation of Section 3.23, unless any such liability is specifically excluded under Section 1.4 below;

      (ii) Real Property Lease Obligations. All obligations of the Company under the Real Property Leases to be performed only on or after the Effective Date, and excluding any obligations under the Real Property Leases to be performed prior to the Effective Date;

      (iii) Personal Property Lease Obligations. All obligations of the Company under the Personal Property Leases to be performed only on or after the Effective Date, and excluding


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      any obligations under the Personal Property Leases to be performed prior to the Effective Date;

      (iv) Obligations under Contracts, and Licenses. All obligations of the Company under the Contracts, Licenses, and licenses to and for the Intangible Personal Property assumed by the Purchaser to be performed only on or after the Effective Date, and excluding any obligations thereunder to be performed prior to the Effective Date; and

      (v) Obligations to Affected Employees. All obligations of the Company to the Affected Employees (as defined in Section 10.3) to be performed only on and after the Effective Date, and excluding any obligations to the Affected Employees to be performed prior to the Effective Date.

      Section 1.4 Retained Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities of the Company of any kind, character or description whatsoever (the "Retained Liabilities"). Without limiting the generality of the foregoing, the Purchaser shall not assume the following:

      (i) any liability or obligation of the Company or the Owners arising out of or in connection with the negotiation and preparation of this Agreement and consummation and performance of the transactions contemplated hereby, including without limitation, legal and accounting fees (other than as set forth in Section 12.1), brokerage commissions, finder's fees or similar fees or commissions, and income, sales or other liability for Taxes (as defined in Section 3.11) so arising;

      (ii) any liability or obligation of the Company to distribute to the Owners all or any part of the Purchase Price (as defined in Section 2.1);

      (iii) any liability or obligation of the Company arising from the failure of the Company to perform or discharge any of its agreements contained in this Agreement;

      (iv) any liability or obligation of the Company which was required to be disclosed to the Purchaser pursuant to this Agreement and which was not so disclosed;

      (v) any liability or obligation of the Company with respect to any insurance policies (unless specifically assumed by the Purchaser under this Agreement);

      (vi) any liability or obligation of the Company to the Owners except for unpaid current compensation incurred in the ordinary course and non-reimbursed travel and business expenses incurred in the ordinary course but only to the extent accrued for on the Effective Date Balance Sheet (as defined in Section 2.1.2(i));

      (vii) any obligation of the Company for Taxes (as defined in Section 3.11) in respect of all periods through the Effective Date;


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

      (viii) any liability or obligation of the Company to (x) any of its employees who are offered employment by the Purchaser as provided in
      Section 10.3 hereof but who on the Closing Date do not accept such employment and (y) any former employees of the Company;

      (ix) any claim, cause of action, proceeding or other litigation pending or threatened on the Effective Date or which is initiated at any time thereafter against the Company which is based on acts, facts, circumstances, events or conditions occurring or existing prior to the Effective Date (except as set forth on Schedule 3.10 which liabilities the Purchaser is assuming);

      (x) any liability or obligation of the Company relating to any Excluded Assets;

      (xi) any liability or obligation of the Company under any Plan, including any liability or obligation resulting from a termination of any such Plans; and

      (xii) any liability or obligation of the Company incurred by or accruing to the Company after the Effective Date.

The Company shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that the Company shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than the Purchaser.

                                   ARTICLE II

                           PURCHASE PRICE AND CLOSING

      Section 2.1 Purchase Price. In full consideration for the purchase by the Purchaser of the Assets, the purchase price (the "Purchase Price") shall be paid by the Purchaser as follows:

      2.1.1 Payment. (a) At the Closing, the Purchaser will pay the Company 900,000 shares of Paradise Music & Entertainment, Inc. common stock, par value $.01 per share ("Paradise Stock").

            (b) As soon as practicable after the Closing Date, the Company will distribute the Paradise Stock to the Owners in accordance with their percentage ownership interests in the Company as set forth on Schedule 3.3.2 to this Agreement. At the request of the Company, Paradise will cause certificates for the appropriate number of shares of Paradise Stock to be registered in the names of the Owners.

            (c) The Paradise Stock shall be restricted stock and shall be saleable by the Owners only in accordance with the terms of the Registration Rights Agreement described in Section 8.9 of this Agreement or as otherwise permitted pursuant to applicable securities laws.


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

      2.1.2 Accounting Procedures.

      (i) The Purchaser shall cause Rothstein, Kass & Company, P.C., or another independent accounting firm chosen by the Purchaser (the "Accountants"), as soon as practicable after the Effective Date and prior to the Closing, to prepare in accordance with generally accepted accounting principles, consistently applied ("GAAP"), a report containing an audited balance sheet of the Company as of the close of business on the Effective Date (the "Effective Date Balance Sheet"), together with a statement of the Accountants based upon such report and stating that it was prepared in accordance with this Agreement and setting forth the Net Worth (as defined in Section 8.16) of the Company (the "Special Determination"). If the Company does not agree that the Special Determination correctly states the Net Worth, the Company shall promptly (but not later than 45 days after the delivery to it of the Special Determination) give written notice to the Purchaser of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Company and the Purchaser reconcile their differences, the Net Worth calculation shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Company and the Purchaser are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to the Purchaser (the "Reconciliation Period"), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) selected from any of the five largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for final determination, and the Net Worth calculation shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Company and the Purchaser may agree) to resolve all items in dispute. If the Company does not give notice of any exception within 45 days after the delivery to it of the Special Determination or if the Company gives written notification of its acceptance of the Net Worth prior to the end of such 45 day period, the Net Worth set forth in the Special Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.

      (ii) In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of it under this Section 2.1, then the Purchaser and the Company agree to select another accounting firm from among the five largest accounting firms in the United States in terms of gross revenues to perform the services to be performed under this Section 2.1.2 by the Independent Auditors. For purposes of this Section 2.1 the term "Independent Auditors" shall include such other accounting firm chosen in accordance with this clause (ii).

      (iii) The Independent Auditors shall determine the party (i.e., the Purchaser or the Company) whose asserted position as to the calculation of Net Worth for the period under examination before the Independent Auditors is furthest from the determination of Net Worth by the Independent Auditors, which non-prevailing party shall pay the fees and expenses of the Independent Auditors.

      2.1.3 Examination of Books and Records. The books and records of the Company shall be made available during normal business hours upon reasonable advance notice at the principal office of the Company, to the parties hereto, the Accountants and the Independent Auditors to the extent required to determine the calculations required under this Section 2.1. Any such examination shall be conducted so as to minimize disruption of business. The parties hereto shall cause the Company and the Purchaser to make arrangements to make available to the parties hereto and their respective representatives (including auditors) any back-up materials generated by the Company or the Accountants, as the case may be, with respect to any adjustments made by them to the financial statements in the process of preparing the Special Determination. In addition, the Company, on the one hand, and the Purchaser, on the other hand, shall make available to the other party and their representatives (including auditors) any back-up materials generated by them to support a position which is contrary to the position taken by the other party.

      Section 2.2 Closing and Effective Date. Not more than one business day from the approval of this Agreement at the special meeting of stockholders of Paradise contemplated by Section 9.6, Paradise shall notify the other parties to this Agreement of its desire to close, specifying a closing date not more than five business days thereafter. The transfer of the Assets and Assumed Liabilities to the Purchaser and delivery of the Purchase Price in exchange therefor (the "Closing") shall take place at 10:00 a.m. at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York on the date so determined (the "Closing Date"). In the event a proceeding shall have been instituted attacking the legality of this Agreement or seeking to enjoin its consummation, then the Closing Date shall be suspended pending a final determination of any such proceeding. The transfer of the Assets and the assumption of the Assumed Liabilities by the Purchaser shall be deemed effective as of the close of business on June 1, 1999 (the "Effective Date"). As of and after the Effective Date, all income received by the Company shall be for the benefit of the Purchaser and all expenses of the Company shall be the obligation of the Purchaser.

      Section 2.3 Further Assurance; Post Closing Cooperation. All transactions at the Closing shall be deemed to have taken place simultaneously. At the Closing, the Purchaser shall deliver to the Company one or more written instruments of assumption in such form as the Company or its counsel shall reasonably request to effect the assumption by the Purchaser as required by this Agreement of all of the Assumed Liabilities. The Company will, from time to time, at the request of the Purchaser, whether at or after the Closing Date, execute and deliver such other and further instruments of conveyance, assignment, transfer and consent as the Purchaser or its counsel may reasonably require for the most effectual conveyance and transfer of the Assets to the Purchaser, and the Company will assist the Purchaser in the collection and reduction to possession of the Assets. Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority (as defined in Section 3.1.3), (iv) the determination or enforcement of the rights and obligations of any Indemnified Party (as defined in Section 11.4 below) or (v) in connection with any actual or threatened action or proceeding.

      Section 2.4 Third-Party Consents. Anything in this Agreement to the contrary notwithstanding, in the event an assignment or purported assignment to the Purchaser of any Contract, License, Real Property Lease or Personal Property Lease, or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in the Purchaser receiving all of the rights of the Company thereunder, such Contract, License, Real Property Lease or Personal Property Lease shall be deemed not to have been assigned by the Company to the Purchaser. In those circumstances, if requested by the Purchaser, after the Closing, the Owners, the Purchaser and the Company will use their reasonable commercial efforts to obtain any such consent. If such consent is not obtained and is required to effectively assign a Contract, License, Real Property Lease or Personal Property Lease to the Purchaser, the Company will cooperate with the Purchaser in any reasonable arrangement to provide the Purchaser with the full claims, rights and benefits under any such Contract, License, Real Property Lease or Personal Property Lease, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Company, as the case may be, against a third party thereto arising out of the breach or cancellation by such third party or otherwise, and any amount received by the Company in respect thereof shall be held for and paid over to the Purchaser.

                                   ARTICLE III

                          REPRESENTATIONS OF THE OWNERS

      A. Each of the Owners, severally and only with respect to such Owner and not with respect to the other Owner, represents and warrants to and with the Purchaser and Paradise as follows as of the Effective Date:

      Section 3.1 Execution and Validity of Agreement; Restrictive Documents.

      3.1.1 Execution and Validity. The Owner has the full legal right and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Owner and, assuming due authorization, execution and delivery by the Purchaser and Paradise, constitutes a legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms.

      3.1.2 No Restrictions. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the Owner's knowledge, threatened against the Owner, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Owner in connection with the transactions contemplated hereby.

      3.1.3 Non-Contravention. The execution, delivery and performance by the Owner of his obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) result in the violation by the Owner of any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Owner or any of his assets or properties, or (b) require the Owner to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of any of the terms, conditions or provisions of any Contract or License to which the Owner is a party or by which the Owner or any of his assets or properties are bound.

      3.1.4 Liabilities. Except as set forth in the Balance Sheet, the Company does not have any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.12, "Liabilities"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in any Schedule hereto; (ii) Liabilities under Contracts of the type required to be disclosed by the Company on any Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (iii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Company.

      3.1.5 Interests in Customers, Suppliers, Etc. Except as set forth on
Schedule 3.1.5, neither (x) such Owner nor any Person controlled by such Owner nor (y) to the knowledge of such Owner (without making any inquiry of any member of the Related Group, as hereinafter defined), any officer, director, or employee of the Company, any parent, brother, sister, child or spouse of any such officer, director or employee or of such Owner (collectively, the "Related Group"), or any entity controlled by anyone in the Related Group:

      (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 5% of the issued and outstanding shares of any class of securities of a publicly held and traded company) or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company;

      (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property) that the Company uses in the conduct of the business of the Company, other than immaterial personal items owned and used by employees at their work stations; or

      (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

      3.1.6 Company Controls. Neither such Owner, nor, to the knowledge of such Owner, any officer, authorized agent, employee or any other Person while acting on behalf of the Company, has, directly or indirectly: used any company fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from Company funds; established or maintained any unlawful or unrecorded fund of Company monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and the Company has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

      3.1.7 Brokers. Except as set forth on Schedule 3.1.7, no broker, finder, agent or similar intermediary has acted on behalf of the Company or such Owner in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company or such Owner in connection therewith based on any agreement, arrangement or understanding with any of them.

      3.1.8 Investment Representations.

            (a) The Company is acquiring the Paradise Stock for investment purposes only and does not intend to resell, distribute or subdivide the Paradise Stock other than to the Owners as contemplated by this Agreement and such Owner does not intend to resell, distribute or subdivide the Paradise Stock other than pursuant to an effective registration statement or an available exemption under the Securities Act of 1933, as amended (the "Act"). The Company and such Owner are each acquiring the Paradise Stock for its own account and no other person will have any beneficial interest in the Paradise Stock.

            (b) The Company and such Owner acknowledge that Paradise is offering and selling the Paradise Stock pursuant to exemptions from registration under the Act and exemptions from qualification under the securities laws of certain states, for transactions not involving any public offering, and that Paradise is relying on the representations and warranties included herein to obtain those exemptions. The Company and such Owner further represent and warrant to Paradise and the Purchaser as follows:

                  (i) The Company and such Owner has the financial ability to bear the economic risk of its or his investment in the Paradise Stock (including the possible loss of such investment in its entirety), has adequate means of providing for its or his current needs and personal contingencies, and has no need for liquidity with respect to its or his investment in Paradise; and

                  (ii) Neither the Company nor such Owner is an "underwriter" as such term is defined under the Act and the Company and such Owner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Paradise and has obtained, in the best judgment of the Company and such Owner, sufficient information from Paradise to evaluate the merits and risks of an investment in Paradise.

            (c) The Company and such Owner understand that the Paradise Stock has not been registered under the Act or qualified under the securities laws of any state, and therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless it is subsequently registered under the Act and qualified under applicable state securities laws and in compliance with any other applicable securities laws, or an exemption from registration and/or qualification is available. The Company and such Owner will not sell, distribute, dispose of or otherwise transfer the Paradise Stock or any part thereof, or interest therein (other than the contemplated transfer by the Company to the Owners), except pursuant to an effective registration under the Act or pursuant to an exemption from the registration requirements of the Act and in compliance with any other applicable securities laws. The Company and such Owner understand that all stock certificates representing the Paradise Stock shall bear a legend reflecting the restrictions contained in this clause
(c).

            (d) The Company and such Owner have been given the opportunity to ask questions of, and receive answers from, and conduct due diligence meetings with representatives of Paradise concerning the terms and conditions of this offering and other matters pertaining to this investment and have been given the opportunity to obtain such additional information as is necessary to evaluate the merits and risks of an investment in Paradise, in all cases to the extent that Paradise possessed such information. The Company's and such Owner's decision to acquire the Paradise Stock was made on the basis of the Company's and such Owner's independent analysis of the terms of the purchase and arms' length discussions with representatives of Paradise.

            (e) The Company and such Owner are not relying on Paradise or any representative of Paradise, for advice as to tax, legal, or economic considerations as they relate to the Company's or such Owner's circumstances. No such representations or warranties have been made to the Company or such Owner by Paradise, or any employee or agent of Paradise. In particular, the Company and such Owner acknowledge that there have been no representations, guarantees or warranties made to any of them by Paradise, its employees or agents, or by any other person, with respect to (i) the approximate length of time that will be required to remain as the owner of the Paradise Stock; or (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment.

            (f) The Company and such Owner have determined that the Paradise Stock is a suitable investment in light of their investment goals, ability to sustain losses, needs for liquidity and previous decisions to invest in securities such as the Paradise Stock or securities bearing similar risks.

            (g) The Company and such Owner is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

            B. The Company and the Owners, jointly and severally, represent and warrant to and with the Purchaser and Paradise, as follows as of the Effective
Date:

      Section 3.2 Execution and Validity of Agreement; Existence and Good Standing. The Company has the full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all required action on behalf of the Company and its Owners. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser and Paradise, constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms. The Company was duly organized and is validly existing and in good standing as a limited liability company under the laws of California, with the full power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions set forth on Schedule 3.2. The Company is qualified, licensed or admitted to do business in all jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for jurisdictions where failure to be so qualified would not have Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material and adverse effect on the financial condition, results of operations, assets, properties or business of the Company, Paradise or the Purchaser, as applicable.

      Section 3.3 Subsidiaries and Investments.

      3.3.1 Subsidiaries and Investments. The Company does not own any capital stock or other equity or proprietary or ownership interest in any Person, other than investments of publicly-traded debt and equity securities held for investment.

      3.3.2 Ownership Interests. Schedule 3.3.2 sets forth the ownership of all ownership interests in the Company. Except as set forth on Schedule 3.3.2, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character (collectively "Options") providing for the purchase, issuance or sale of any ownership interests in the Company.

      Section 3.4 Financial Statements and No Material Changes. Prior to the Closing Date, the Company and the Owners will deliver Schedule 3.4 to Paradise and the Purchaser; provided however, failure to deliver said Schedule 3.4 shall not be a breach of this Agreement by the Company and/or the Owners. Schedule 3.4 will set forth an audited balance sheet of the Company as at June 30, 1999, and the related audited statement of income, retained earnings and cash flow for the twelve months then ended, prepared by Rothstein, Kass & Company, P.C., certified public accountants (the balance sheet of the Company as at June 30, 1999, including the footnotes thereto, being referred to in this Agreement as the "Balance Sheet"). Such financial statements will have been prepared in accordance with GAAP throughout the periods indicated. The Balance Sheet will fairly present the financial condition of the Company at the date thereof and will reflect all claims against and all debts and liabilities of the Company, fixed or contingent, as at the date thereof, required to be shown thereon under GAAP and the related statements of income , retained earnings and cash flow will fairly present the results of operations of the Company for the period indicated. Except as set forth on Schedule 3.23, since June 30, 1999 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company.

      Section 3.5 Books and Records. All accounts, books, ledgers and official and other records material to the Company of whatsoever kind have been properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.5, the Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of the Company.

      Section 3.6 Title to Properties; Encumbrances. The Company has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use all the material Assets owned or used by it (personal, tangible and intangible), including, without limitation (a) all the Assets reflected in the Balance Sheet, (b) all the Assets purchased or otherwise contracted for by the Company since the Balance Sheet Date (except for Assets reflected in the Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), and (c) all Assets leased by the Company, in each case free and clear of all Liens, except for Liens set forth on Schedule 3.6. The property, plant and equipment owned or otherwise contracted for by the Company is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable in all material respects for the purposes for which they are presently being used.

      Section 3.7 Real Property.

      3.7.1 Owned Real Property. The Company does not own any real property including ground leases) or hold any option or right of first refusal or first offer to acquire any real property, and the Company is not obligated by Contract or otherwise to purchase any real property.

      3.7.2 Leased Real Property. Schedule 3.7.2 contains an accurate and complete list of all Real Property Leases, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by the Company (including, without limitation, any Real Property Lease which the Company has subleased or assigned to another Person and as to which the Company remains liable). Except as set forth on Schedule 3.7.3, each Real Property Lease set forth on Schedule 3.7.2 (or required to be set forth on

Schedule 3.7.2): (a) is valid, binding and in full force and effect; (b) all rents and additional rents and other sums, expenses and charges due to the Effective Date have been paid; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by the Company or to the knowledge of the Company and the Owners, by any other party thereto; (f) there exists no occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on all Real Property Leases, free and clear of all Liens, except as set forth on Schedule 3.6 and the liens of mortgagees of the real property in which such leasehold estate is located. Except as set forth on
Schedule 3.7.2, the real property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased real properties. The Company is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. The Company does not owe any brokerage commission with respect to any Real Property Lease.

      Section 3.8 Contracts. Schedule 3.8 hereto contains an accurate and complete list of the following Contracts: (a) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all bonus, incentive, deferred compensation, retiree medical or life insurance; supplemental retirement, severance or other benefit plans, programs or arrangements which are maintained by the Company (collectively, "Plans"); (b) any Personal Property Lease with a fixed annual rental of $10,000 or more; (c) any Contract relating to capital expenditures which involves payments of $25,000 or more in any single transaction or series of related transactions; (d) any Contract relating to the making of a loan or advance to, or investment in, any other Person; (e) any Contract evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise;
(f) any management service, employment, consulting or similar type of Contract which is not cancelable by the Company without penalty or other financial obligation within 30 days; (g) any Contract limiting the Company's freedom to engage in any line of business or to compete with any other Person, including agreements limiting the ability of the Company or any of its affiliates to service competitive accounts during or after the term thereof; (h) any collective bargaining or union agreement; (i) any Contract with any of its officers or directors or the Owners not covered by subsection (f) above (including indemnification agreements); (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business); (k) any Contract with respect to any Intellectual Property of the Company, other than "shrink-wrap" and similar end-user licenses; (l) any agreement with a client required to be listed on Schedule 3.16; (m) any joint venture agreement involving a sharing of profits not covered by clauses (a) through (l)above; and (n) any Contract (not covered by another subsection of this Section 3.8) which involves $25,000 or more over the unexpired term thereof and is not cancelable by the Company without penalty or other financial obligation within 30 days. Notwithstanding the foregoing, (x) production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 3.8. Each Contract to which the Company is a party, including, but not limited to those set forth on Schedule 3.8, is in full force and effect, and there exists no default or event of default by the Company or to the knowledge of the Owners and the Company, by any other Person, or, except as set forth in Schedule 3.9.2, occurrence, condition, or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such Contract.

      Section 3.9 Non-Contravention; Approvals and Consents.

      3.9.1 Non-Contravention . The execution, delivery and performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws (or other comparable charter documents) of the Company, or (b) result in the violation by the Company of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Company or any of its assets or properties, or (c) if the consents and notices set forth on Schedule 3.9.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except as set forth on
Schedule 3.9.2) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the Assets, under any of the terms, conditions or provisions of any Contract to which the Company is a party or by which the Company or any of its assets or properties are bound.

      3.9.2 Approvals and Consents. Except as disclosed on Schedule 3.9.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which its assets or properties are bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

      Section 3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company and the Owners, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of the Company and the Owners , threatened against the Company with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Company or the Assets; and to the knowledge of the Company and the Owners, no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. Schedule 3.10 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of costs, expenses or damages the Company has incurred to date and reasonably expects to incur through conclusion thereof. The Company is not subject to any Order entered in any lawsuit or proceeding.

      Section 3.11 Taxes. The Company has timely filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign tax or information returns (including estimated tax returns or information returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Company with respect to income, accumulated earnings, franchise, capital stock, employees' income withholding, back-up withholding, withholding on payments to foreign persons, social security, unemployment, disability, real property, personal property, sales, use, excise, transfer and other taxes (including interest, penalties or additions to tax in respect of the foregoing) whether disputed or not (all of the foregoing collectively referred to as "Taxes"). All Taxes shown on said returns to be due and all additional assessments received prior to the Balance Sheet Date have been paid or are being contested in good faith, in which case, such contested assessments are set forth on Schedule 3.11. The amount set up as an accrual for Taxes on the Balance Sheet is sufficient for the payment of all unpaid Taxes of the Company, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, the Company has not incurred any liabilities for Taxes other than in the ordinary course of business. The Company has delivered to the Purchaser correct and complete copies of all federal and state income tax returns and information returns filed with respect to the Company for all taxable periods beginning on or after January 1, 1997. Except as set forth on Schedule 3.11, none of the federal, state or local tax returns of the Company (or its Owners with respect to any items of income or gain pertaining to the Company) has ever been audited by the Internal Revenue Service or any other Governmental or Regulatory Authority. No audit or examination of any return of the Company by any Governmental or Regulatory Authority is currently in progress, and the Company has not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by the Company for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. The Company has not made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any tax against it. Except as disclosed on Schedule 3.11, the Company is not (and has not been since its formation) subject to entity-level income or gross receipts tax. The Company has not been a member of an affiliated group filing consolidated federal income tax returns nor has it been included in any combined consolidated or unitary state or local income tax return. The Company is not a party to any tax allocation or tax sharing agreement nor does it have any contractual obligation to indemnify any other person with respect to Taxes. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code within the period specified in
Section 897(c)(1)(A)(ii) of the Code. The Company will not be required as a result of a change in accounting method for any period ending on or before the Effective Date or as a result of the transactions contemplated herein to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date.

      Section 3.12 Intentionally Omitted

      Section 3.13 Insurance. Schedule 3.13 contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. To the knowledge of the Company and the Owners, such insurance policies are placed with financially sound and reputable insurers, and in light of the nature of the Company" business, assets and properties, the Company believes they are in amounts and have coverage that are reasonable and customary for persons engaged in such business and having such assets and properties. Neither the Company nor to the Company's and the Owner's knowledge, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth on Schedule 3.13, within the last two years the Company has not filed for any claims exceeding $25,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of such policies shall lapse or terminate by reason of the transactions contemplated by this Agreement and all such policies shall continue in effect after the Closing Date for the benefit of the Purchaser. The Company has not received any notice of cancellation of any such policy. The Company has not received written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 3.13 will not be available in the future on substantially the same terms now in effect.

      Section 3.14 Intellectual Properties. Schedule 3.14 hereto contains an accurate and complete list of all Intellectual Property (as defined below) owned by the Company and all agreements under which any Person has granted a license for any Intellectual Property to the Company (other than license agreements for "off the shelf" third party computer software not included within the Company's products or services). The Company has all right, title and interest in, a valid and binding license to use, or has the requisite permission and authority to use all Intellectual Property used in the conduct of its business. No claim of infringement or misappropriation of Intellectual Property is or has been pending or, to the knowledge of the Company and the Owners, threatened against the Company and/or the Owners and, to the knowledge of the Company and the Owners, the Company and/or the Owners are not infringing or misappropriating any Intellectual Property of any Person. The Company has not expressly granted any license, franchise or permit in effect on the date hereof to any Person to use any of the trade names or any of the trademarks owned by it. The term "Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights, trade secrets and trade secret rights, rights of privacy and publicity, and other proprietary intellectual property and personal rights and all pending applications for and registrations of any of the foregoing.

      Section 3.15 Compliance with Laws; Licenses and Permits.

      3.15.1 Compliance. The Company is and its business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment; "Environmental Laws and Orders") where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, including without limitation: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. The Company has not been charged with, or, to the knowledge of the Company and the Owners threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

      3.15.2 Licenses. The Company has all Licenses required by any Governmental or Regulatory Authority for the operation of its business and the use of its Assets as presently operated or used, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the knowledge of the Company and the Owners is threatened, to revoke or terminate any of such Licenses or declare any such License invalid in any material respect.

      Section 3.16 Client Relations. Schedule 3.16 sets forth for the Company
(a) the 10 largest clients (measured by revenues), and the revenues from each such client and from all clients (in the aggregate) for the calendar year ended December 31, 1998 and (b) the 10 largest clients (measured by revenues) based on the Company's results for the period from January 1, 1999 through the date of this Agreement. Except as set forth on Schedule 3.16, no client of the Company has advised the Company or the Owners in writing that it is (x) terminating or considering terminating the handling of its business by the Company as a whole or in respect of any particular product, project or service or (y) planning to reduce its future spending with the Company in any material manner; and to the knowledge of the Company and the Owners (without making any special inquiry of any clients), no client has orally advised the Company or the Owners of any of the foregoing events.

      Section 3.17 Accounts Receivable; Work-in-Process; Accounts Payable. The amount of all work-in-process, Accounts Receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of the Company as being due to the Company and reflected on the Balance Sheet and the Effective Date Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and to the knowledge of the Company and the Owners, none of the Accounts Receivable or other debts (or Accounts Receivable arising from any such work-in-process or unbilled invoices) is or will be subject to any counterclaim or set-off except to the extent of any provision, reserve or adjustment therefor reflected on the Balance Sheet and the Effective Date Balance Sheet. There has been no material adverse change since the Balance Sheet Date in the amount or aging of the work-in-process, Accounts Receivable, unbilled invoices, or other debts due to the Company, or the reserves with respect thereto, or accounts payable of the Company.

      Section 3.18 Employment Relations. (a) Neither the Company nor the Owners have any knowledge of any acts which would give rise to any unfair labor practice claims against the Company; (b) no unfair labor practice complaint against the Company is pending before any Governmental or Regulatory Authority;
(c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of the Company and the Owners threatened against or involving the Company; (d) there are no labor unions representing or, to the knowledge of the Company and the Owners, attempting to represent the employees of the Company; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and to the knowledge of the Company and the Owners, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company; and (g) the Company has not experienced any work stoppage or similar organized labor dispute during the last three years. There is no legal action, suit, proceeding or claim pending or, to the knowledge of the Company and the Owners, threatened between the Company and any of its employees, former employees, agents, former agents, job applicants or any association or group of any of its employees, except as set forth on Schedule 3.10.

      Section 3.19 Employee Benefit Plans. Except as set forth on Schedule 3.19, the Company does not maintain or contribute to any Plan which could in any way impose any liability on Purchaser as a result of the transactions contemplated hereby. Each Plan of the Company has been operated materially in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code") and the regulations and authorities published thereunder. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and government agencies have been timely made or an extension has been timely obtained. There has been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan maintained by the Company. All contributions, premiums or payments required to be made, paid or accrued with respect to any such Plan have been made, paid or accrued on or before their due dates, including extensions thereof.

      Section 3.20 Intentionally Omitted

      Section 3.21 Bank Accounts and Powers of Attorney. Set forth in Schedule
3.21 is an accurate and complete list showing (a) the name of each bank in which the Company has an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

      Section 3.22 Compensation of Employees. Schedule 3.22 is an accurate and complete list showing (a) the names and positions of all employees and exclusive consultants who are currently being compensated by the Company at an annualized rate of $75,000 or more, together with a statement of the current annual salary, and the annual salary, bonus and incentive compensation paid or payable with respect to calendar years 1998 and 1999, and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of the Company; (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of the Company not listed in clause (a) above for services rendered during calendar years 1998 and 1999; (c) the names of all retired employees, if any, of the Company who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company not covered by any pension plan to which the Company is a party, their ages and current unfunded pension rate, if any; and (d) a description of the current severance and vacation policy of the Company. The Company has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

      Section 3.23 No Changes Since the Balance Sheet Date. Since the Balance Sheet Date, except as specifically stated on Schedule 3.23, the Company has not
(a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business;
(b) permitted any Asset to be subjected to any Lien; (c) sold, transferred or otherwise disposed of any Asset except in the ordinary course of business; (d) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $25,000; (e) declared or paid any distributions on any ownership interests in the Company, or redeemed, purchased or otherwise acquired any of its ownership interests of the Company or any option, warrant or other right to purchase or acquire any of such ownership interests; (f) made any bonus or profit sharing distribution; (g) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Schedule 3.8, or made any loan to any Person other than to any Affected Employee for normal travel and expense advances; (h) written down the value of any work-in-process, or written off as uncollectible any notes or Accounts Receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company; (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees; (j) entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; (k) canceled or waived any claims or rights of material value;
(l) made any change in any method of accounting procedures; (m) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (n) amended or terminated any agreement which is material to its business; (o) renewed, extended or modified any Real Property Lease or except in the ordinary course of business, any Personal Property Lease; (p) adopted, amended or terminated any Plan; or (q) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

      Section 3.24 Intentionally Omitted

      Section 3.25 Intentionally Omitted

      Section 3.26 Year 2000 Compliant.

      3.26.1 Definition. The term "Year 2000 Compliant" shall mean:

            (i) the functions, calculations and other computer processes of all computer hardware, software and systems, including but not limited to internal and outsourced MIS systems and embedded computer features within other systems of the Company (collectively, "Processes"), perform properly in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date of input to the software, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

            (ii) the computer hardware, software and systems accept, calculate, compare, sort, extract, sequence and otherwise process data inputs and date values, and return and display date values, in a consistent manner regardless of the dates used, whether before, on or after January 1, 2000;

            (iii) the computer hardware, software and systems will function properly without interruptions or extraordinary manual intervention caused by the date in time on which the Processes are actually performed or by the date of input to the software, whether before, on or after January 1, 2000;

            (iv) the computer hardware, software and systems accept and respond to two-digit year data input in the Processes in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; and

            (v) the computer hardware, software and systems store and display data information in the Processes in ways that are unambiguous as to the determination of the century.

      3.26.2 Computer Systems. Except as set forth on Schedule 3.26, (a) the current computer hardware, software and systems, and accompanying documentation, of the Company will be Year 2000 Compliant in a full production version, with accompanying documentation, in all material respects, on or before December 31, 1999; and (b) the Company will use reasonable efforts to obtain confirmation that Year 2000 Compliant computer hardware, software and systems will be provided to the Company in a timely manner under current supplier contracts or standard maintenance and support plans without additional fee or charge of any kind (including any installation, freight, or other costs or fees) to the Company.

      3.26.3 Other Products and Services. Except as set forth on Schedule 3.26,
(a) the Company's products will be delivered and its services will be scheduled and performed in a timely manner without interruptions caused by the date in time on which the product is ordered or is actually delivered or the services are scheduled or actually performed under normal procedures in the ordinary course, whether before, on or after January 1, 2000; and (b) the

Company has made reasonable efforts to obtain confirmation that the Company's essential suppliers of products and services, including the suppliers of its infrastructure systems, have Year 2000 Compliant programs in place to avoid interruptions in the supplier-customer trading relationship which could have a Material Adverse Effect, whether before, on or after January 1, 2000.

      Section 3.27 Prepayment for Services Except as disclosed on Schedule 3.27, the Company has not prior to the Effective Date received any payments from any of its clients with respect to services to be rendered by the Company after the Effective Date.

      Section 3.28 Intentionally Omitted.

      Section 3.29 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and Paradise and its advisers, true, complete and correct copies of all documents referred to in this
Article III or in any Schedule. Summaries of all oral contracts contained in
Schedule 3.8 are complete and accurate in all material respects.

                                   ARTICLE IV

                  REPRESENTATIONS OF THE PURCHASER AND PARADISE

      Each of the Purchaser and Paradise, jointly and severally, represent, warrant and agree to and with the Company and the Owners as follows as of the Effective Date:

      Section 4.1 Existence and Good Standing. Each of the Purchaser and Paradise is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted, except for jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. Paradise is qualified to do business in New York.

      Section 4.2 Execution and Validity of Agreement. Each of the Purchaser and Paradise has the full corporate power and authority to make, execute, deliver and perform this Agreement by the Purchaser and Paradise and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser and Paradise, and this Agreement has been duly and validly executed and delivered by the Purchaser and Paradise and, assuming due authorization, execution and delivery by the Company and the Owners, constitutes legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms.

      Section 4.3 No Restrictions. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the knowledge of Purchaser and Paradise, threatened against the Purchaser or

Paradise with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby, and to the knowledge of Paradise and the Purchaser, no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation.

      Section 4.4 Non-Contravention; Approvals and Consents.

      4.4.1 Non-Contravention. The execution, delivery and performance by each of the Purchaser and Paradise of its obligations hereunder and the consummation of the transactions contemplated hereby will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser or Paradise, or (b) result in the violation by the Purchaser or Paradise of any Laws or Orders of any Governmental or Regulatory Authority applicable to the Purchaser or any of its assets or properties, or (c) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or except as set forth on Schedule 4.4.1, require the Purchaser or Paradise to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser or Paradise, under any of the terms, conditions or provisions of any contract to which the Purchaser or Paradise is a party or by which the Purchaser or Paradise or any of their respective assets or properties are bound.

      4.4.2 Approvals and Consents. Except as set forth on Schedule 4.4.1, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which the Purchaser or Paradise is a party or by which the Purchaser or Paradise or any of their assets or properties are bound for the execution and delivery of this Agreement by the Purchaser and Paradise, the performance by the Purchaser and Paradise of their obligations hereunder or the consummation of the transactions contemplated hereby by the Purchaser and Paradise.

      Section 4.5 Compliance with Laws; Licenses and Permits.

      4.5.1 Compliance. Each of Paradise and the Purchaser is and its business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment; "Environmental Laws and Orders") where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, including without limitation: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. Neither Paradise nor the Purchaser has been charged with, or, to the knowledge of Paradise and the Purchaser threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

      4.5.2 Licenses. Each of Paradise and the Purchaser has all Licenses required by any Governmental or Regulatory Authority for the operation of its business and the use of its assets as presently operated or used, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the knowledge of Paradise and the Purchaser is threatened, to revoke or terminate any of such Licenses or declare any such License invalid in any material respect.

      Section 4.6 Paradise Stock. The shares of Paradise Stock to be delivered to the Company pursuant to this Agreement, when delivered as provided herein, will be validly issued and outstanding shares of voting common stock of Paradise, fully paid and non-assessable, and will not be subject to pre-emptive rights of any Person.

      Section 4.7 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser, Paradise or any of their affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finders' fees or similar fees or commissions are payable by the Purchaser, Paradise or any of their affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

                                    ARTICLE V

                     COVENANTS OF THE COMPANY AND THE OWNERS

      The Company and the Owners covenant and agree with Paradise and the Purchaser that, at all times from and after the Execution Date until the Closing or earlier termination of this Agreement, the Company and the Owners will comply with all covenants and provisions of this Article V, except to the extent Paradise (on behalf of itself and the Purchaser) may otherwise consent in writing.

      Section 5.1 Regulatory and Other Approvals. Subject to the confidentiality provisions of Section 12.8, the Company and the Owners will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents and approvals required of the Company and Owners to consummate the transactions contemplated hereby. The Company and Owners will provide prompt notification to Paradise when any such consent or approval is obtained.

      Section 5.2 Investigation by Paradise and the Purchaser. Subject to the confidentiality provisions of Section 12.8, the Company and the Owners will (a) provide Paradise and the Purchaser and their respective officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the executive officers and agents of the Company who have any material responsibility for the conduct of the business of the Company and to the Company's accountants and their work papers, but only to the extent that such access does not unreasonably interfere with the business of the Company and (b) furnish Paradise, the Purchaser and the Representatives with all such information and data concerning the business of the Company as Paradise, the Purchaser or the Representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Company.

      Section 5.3 No Solicitations. Neither the Company nor the Owners will take, nor will they permit any affiliate of the Company or the Owners (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, the Owners or any such affiliate) to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the business of the Company or permitting access to the Assets of the Company ) any offer or inquiry concerning the acquisition of the Company (whether by sale of assets, sale of stock, merger or otherwise) from any Person other than Paradise or the Purchaser.

      Section 5.4 Conduct of Business. From the Execution Date to the Closing Date or earlier termination of this Agreement, except as contemplated or otherwise permitted under the terms of this Agreement, the Company and the Owners will operate the business of the Company only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by or otherwise permitted by the terms of this Agreement or any Schedule to this Agreement, the Company will refrain and the Owners will cause the Company to refrain, from taking any of the following actions unless consented to in writing by Paradise (on behalf of itself and the Purchaser), which consent shall not be unreasonably withheld:

      (i) selling, leasing or otherwise disposing of all or substantially all of its assets or business;

      (ii)  amending its Certificate of Formation or operating agreement;

      (iii) changing its capitalization;

      (iv) engaging in any acquisition of the stock, assets or business of another Person or making any equity investment of funds of the Company in another Person other than short-term investments in cash equivalents;

      (v) merging or consolidating with and into any Person or merging or consolidating any Person with and into it;

      (vi)  engaging in any liquidation or dissolution;

      (vii) making any loans to any Person other than normal employee travel and expense advances consistent with past practice.

     (viii) entering into any real estate, lease or personal property lease;

      (ix) granting any compensation increase to any existing employee whose compensation is or will become (as a result of such increase) over $75,000;

      (x) entering into any contract or agreement with any officer, manager or employee;

      (xi) declaring or paying any distributions to its Owners or bonuses to any employees except as set forth in Schedule 3.23;

      (xii) amending any Contract in any material respect;

      (xiii)entering into any severance agreement involving a payment, or obligation to pay, any amount in excess of the Company's normal severance benefit;

      (xiv) releasing, canceling or assigning any indebtedness for borrowed money owed to it, or waiving any material right relating to its properties;

      (xv) creating or modifying any Plan or entering into or modifying any employment agreement which is not cancelable without penalty or other obligation on 30 days notice;

      (xvi) entering into any transaction or performing any act which would be reasonably likely to result in any of the representations and warranties of the Company and the Owners contained in this Agreement not being true and correct; or agreeing to take any of the actions that are prohibited herein or which would constitute a violation of any of the covenants of the Company and the Owners contained herein; and

     (xvii) delegating to any other Person the power to take any of the actions prohibited by any of the foregoing clauses.

      Section 5.5 Notice and Cure. The Company or the Owners will notify Paradise in writing of, and contemporaneously will provide Paradise with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Company or the Owners, occurring after the Execution Date that causes or will cause any covenant or agreement of the Company or the Owners under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company or the Owners contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company or the Owners also will notify Paradise in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to the Company or the Owners, of any representation, warranty, covenant or agreement made by the Company or the Owners in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein; provided, however, if the Company or the Owners have cured such violation or breach prior to the Closing to the reasonable satisfaction of Paradise, Paradise and the Purchaser shall not have the right to terminate this Agreement based on such violation or breach.

      Section 5.6 Fulfillment of Conditions. The Company and each Owner will execute and deliver at the Closing each agreement that the Company and each Owner is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Paradise and the Purchaser contained in this Agreement.

                                   ARTICLE VI

                     COVENANTS OF PARADISE AND THE PURCHASER

      Paradise and the Purchaser covenant and agree with the Company and the Owners that, at all times from and after the Execution Date until the Closing or the earlier termination of this Agreement, Paradise and the Purchaser will comply with all covenants and provisions of this Article VI, except to the extent the Company and the Owners may otherwise consent in writing.

      Section 6.1 Regulatory and Other Approvals. Paradise and the Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Paradise or the Purchaser to consummate the transactions contemplated hereby, including without limitation those described on Schedule 4.4.1, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to the Company and the Owners in obtaining all consents or approvals required of the Company and the Owners to consummate the transactions contemplated hereby. Paradise will provide prompt notification to the Company and the Owners when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable.

      Section 6.2 Investigation by the Company and the Owners. Paradise and the Purchaser will (a) provide the Company and the Owners and their respective officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the executive officers and agents of Paradise who have any material responsibility for the conduct of the business of Paradise and to Paradise's accountants and their work papers, but only to the extent that such access does not unreasonably interfere with the business of Paradise and (b) furnish the Company, the Owners and the Representatives with all such information and data concerning the business of Paradise as the Company, the Owners or the Representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Company.

      Section 6.3 Notice and Cure. Paradise or the Purchaser will notify the Company and the Owners in writing of, and contemporaneously, will provide the Company and the Owners with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Paradise or the Purchaser, occurring after the Execution Date that causes or will cause any covenant or agreement of Paradise or the Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Paradise or the Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Paradise or the Purchaser also will notify the Company and the Owners in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to Paradise or the Purchaser, of any representation, warranty, covenant or agreement made by Paradise or the Purchaser in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein; provided, however, if Paradise or the Purchaser have cured such violation or breach prior to the Closing to the reasonable satisfaction of the Company and the Owners, the Company and the Owners shall not have the right to terminate this Agreement based on such violation or breach.

      Section 6.4 Fulfillment of Conditions. Paradise and the Purchaser will execute and deliver or cause the execution and delivery at the Closing each agreement that Paradise and the Purchaser or one of their affiliates is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Company and the Owners contained in this Agreement.

      Section 6.5 Blue Sky. Paradise and the Purchaser will use their best efforts to obtain all necessary state securities and blue sky authorizations required to issue the Paradise Stock as contemplated by this Agreement.

                                   ARTICLE VII

                                MUTUAL COVENANTS

      Paradise, the Purchaser, the Company and the Owners mutually covenant and agree with each other as follows:

      Section 7.1 Reasonable Efforts to Consummate Transaction. Paradise, the Purchaser, the Company and the Owners will each use its reasonable efforts and will fully cooperate with each other to consummate the transactions contemplated by this Agreement.

      Section 7.2 Public Announcements.Paradise, the Purchaser, the Company and the Owners will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior consent of the other parties which shall not be unreasonably withheld, except as may be required by law or by obligations pursuant to any listing agreements with any securities exchange.

                                  ARTICLE VIII

             CONDITIONS TO OBLIGATIONS OF PARADISE AND THE PURCHASER

      The obligations of the Purchaser hereunder to purchase the Assets and issue the Paradise stock and to assume and pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Section 8.4, all or any of which may be waived in whole or in part by Paradise, on behalf of itself and the Purchaser, in its sole discretion):

      Section 8.1 Representations and Warranties. The representations and warranties made by the Company and the Owners in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Company and the Owners shall have delivered to Paradise and the Purchaser a certificate, dated the Closing Date, to such effect.

      Section 8.2 Good Standing and Tax Certificates The Company and the Owners shall have delivered to Paradise and the Purchaser (i) a copy of the Company's Articles of Organization, including all amendments, certified by the Secretary of State (or comparable official) of the State of California, (ii) a certificate from the Secretary of State (or comparable official) of the State of California, to the effect that the Company is in good standing in California and (iii) a certificate as to the tax status of the Company in the State of California.

      Section 8.3 Performance. The Company and the Owners shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Company and the Owners at or before the Closing, and the Company and the Owners shall have delivered to Paradise and the Purchaser a certificate, dated the Closing Date, to such effect.

      Section 8.4 Certified Resolutions. The Company and the Owners shall have delivered to Paradise and the Purchaser a copy of resolutions of the Owners of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by a manager or officer of the Company.

      Section 8.5 No Litigation. There shall not be pending any litigation, proceeding, investigation, review, arbitration or claim by Governmental or Regulatory Authority, and no preliminary or permanent injunction or other order shall have been issued, to restrain or invalidate the consummation by the Company and the Owners of this Agreement and the transactions contemplated hereby, and no material litigation shall be pending or to the knowledge of the Company and the Owners threatened against the Company or the Owners with respect to this Agreement or the transactions contemplated hereby or arising out of the actions required or permitted to be taken by any of them pursuant to this Agreement, or against or affecting either the Company or the Owners or any of their properties or rights which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

      Section 8.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Paradise, the Purchaser, the Company and the Owners to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

      Section 8.7 Required Approvals, Notices and Consents. The Company and the Owners shall have obtained or given, as the case may be, at no expense to Paradise or the Purchaser and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on Schedule 3.9.2 hereof (including without limitation, obtaining all consents, approvals and/or waivers required under the contracts listed on Schedule 3.8 in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of Paradise, the Purchaser or the Company thereunder). Each such consent shall be in form reasonably satisfactory to counsel for Paradise and the Purchaser.

      Section 8.8 Employment Agreements. Dylan shall have entered into an Employment Agreement with Paradise, in the form of Exhibit A-1 hereto and Rodgers shall have entered into an Employment Agreement with the Purchaser in the form of Exhibit A-2 hereto.

      Section 8.9 Opinion of Counsel. Paradise and the Purchaser shall have received (i) the opinion of Cohen, Primiani & Foster, counsel to the Company and Dylan, dated the Closing Date, substantially in the form and to the effect of Exhibit B-1 hereto, and (ii) the opinion of James A. Melman, Esq., counsel to Rodgers, dated the Closing Date, substantially in form and to the effect of Exhibit B-2 hereto.

      Section 8.10 Repayment of Loans. All indebtedness of the Owners to the Company, if any, shall have been repaid in full, other than routine travel and expense advances in the ordinary course of business consistent with past practice, and the Company and the Owners shall have delivered to Paradise and the Purchaser a certificate, dated the Closing Date, to such effect.

      Section 8.11 Material Adverse Effect. Except for the execution and delivery of this Agreement and the transactions required or permitted to take place pursuant hereto on or prior to the Closing Date, since the Execution Date there shall not have occurred any Material Adverse Effect, or any event or development which, individually or together with such events, could reasonably be expected to result in a Material Adverse Effect and the Company and Owners shall have delivered to Paradise and the Purchaser, a certificate dated the Closing Date to such effect.

      Section 8.12 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to Paradise and the Purchaser, and Paradise and the Purchaser shall have received copies of all such documents and other evidences as Paradise and the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      Section 8.13 Spur & Buckle, Inc. On the Closing Date, the transactions contemplated in the Stock Purchase Agreement of even date herewith between Paradise and Dylan (the "Spur & Buckle, Inc. Agreement") shall have been consummated contemporaneously with the Closing hereunder.

      Section 8.14 Working Capital. Appropriate working capital lines of credit, as determined by Paradise and subject to the reasonable approval of the Owners, shall have been obtained for the Purchaser and Paradise.

      Section 8.15 Brambilla Release. The Company and the Owners shall have received (and delivered a copy to Paradise) a release from Marco Brambilla releasing the Company and the Owners from all claims.

      Section 8.16 Net Worth The Net Worth (as defined below) of the Company as of the Effective Date shall not have been less than $1.00, as finally determined pursuant to the procedures set forth in Section 2.1.2 above. As used in this
Section 8.16, the term "Net Worth" shall mean the aggregate net book value of the Company as represented by the aggregate value of the Assets, minus the aggregate value of the Assumed Liabilities, conveyed or assumed under this Agreement, calculated in accordance GAAP.

      Section 8.17 Financial Statements The Company and the Owners shall have delivered Schedule 3.4 (Financial Statements) to Paradise and the Purchaser; provided, however, failure to deliver said Schedule 3.4 shall not be a breach of this Agreement by the Company and/or the Owners.

                                   ARTICLE IX

             CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE OWNERS

      The obligations of the Company and the Owners hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Section 9.6, all or any of which may be waived in whole or in part by the Company and the Owners in their sole discretion):

      Section 9.1 Representations and Warranties. The representations and warranties made by Paradise and the Purchaser in this Agreement or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Paradise and the Purchaser shall have delivered to the Company and the Owners a certificate, dated the Closing Date, to such effect.

      Section 9.2 Performance. Paradise and the Purchaser shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Paradise and the Purchaser at or before the Closing, and Paradise and the Purchaser shall have delivered to the Company and the Owners a certificate, dated the Closing Date, to such effect.

      Section 9.3 Certified Resolutions. Paradise and the Purchaser shall have delivered to the Company and the Owners a copy of the resolutions of the boards of directors of each of Paradise and the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an officer of Paradise and the Purchaser, respectively.

      Section 9.4 No Litigation. There shall not be pending any litigation, proceeding, investigation, review, arbitration or claim by Governmental or Regulatory Authority, and no preliminary or permanent injunction or other order shall have been issued to restrain or invalidate the consummation by Paradise or the Purchaser of this Agreement and the transactions contemplated hereby, and no material litigation shall be pending or to the knowledge of Paradise and the Purchaser, threatened against Paradise or the Purchaser with respect to this Agreement or the transactions contemplated hereby or arising out of the actions required or permitted to be taken by any of them pursuant to this Agreement, or against or affecting either Paradise or the Purchaser or any of their properties or rights which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

      Section 9.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company and the Owners, Paradise and the Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

      Section 9.6 Paradise Stockholder Approval. The special meeting of stockholders of Paradise shall have been duly held and at such meeting the requisite affirmative vote of Paradise stockholders shall have been recorded to authorize and to approve the transactions contemplated hereby in accordance with applicable provisions of Delaware law.

      Section 9.7 Employment Agreements. Paradise shall have entered into an Employment Agreement with Dylan in the form of Exhibit A-1 hereto and the Purchaser shall have entered into an Employment Agreement with Rodgers in the form of Exhibit A-2 hereto.

      Section 9.8 Opinion of Counsel. The Company and the Owners shall have received the opinion of Davis & Gilbert LLP, counsel to Paradise and the Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit C hereto.

      Section 9.9 Proceedings. All proceedings to be taken on the part of Paradise and the Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Owners , and the Company and the Owners shall have received copies of all such documents and other evidences as the Company and the Owners may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      Section 9.10 Material Adverse Effect. Since the Execution Date there shall not have occurred any Material Adverse Effect, or any event or development which, individually or together with such events, could reasonably be expected to result in a Material Adverse Effect and Paradise shall have delivered to the Company and the Owners a certificate, dated the Closing Date, to such effect.

      Section 9.11 Spur & Buckle, Inc. Acquisition Agreement. On the Closing Date, the transactions contemplated by the Spur & Buckle Agreement shall have been consummated contemporaneously with the Closing hereunder.

      Section 9.12 Working Capital. Appropriate working capital lines of credit, as determined by Paradise and subject to the reasonable approval of the Owners, shall have been obtained for the Purchaser and Paradise.

      Section 9.13 Insurance Policy. The Company and the Owners shall have approved the terms of Paradise's Directors and Officers Errors and Omissions Insurance policy.

      Section 9.14 Brambilla Release. The Company and the Owners shall have received a release from Marco Brambilla releasing the Company and the Owners from all claims.

                                    ARTICLE X

                              ADDITIONAL AGREEMENTS

      Section 10.1 Change of Doing Business Name of the Company. At the Closing, the Company shall execute appropriate documents to change its doing business name to a name not including the "Straw Dogs" designation, or any variation thereof, and promptly thereafter shall file such documents with the appropriate authorities in California.

      Section 10.2 [Intentionally Omitted]

      Section 10.3 Agreements Regarding Employees After Closing

      10.3.1 Affected Employees. The Purchaser shall offer employment to all of the employees of the Company effective as of the Closing Date. Such personnel who accept such employment (the "Affected Employees") will be employed by the Purchaser with the same salaries and wages under which such Affected Employees were employed by the Company immediately prior to the Closing Date (other than as may be provided in the Employment Agreements referred to in Section 8.8 above), but nothing herein contained shall be deemed to create an employment contract between the Purchaser and/or any of its affiliates and any such Affected Employee. With respect to any welfare benefits plans (within the meaning of Section 3(1) of ERISA) maintained by the Purchaser or Paradise in which an Affected Employee may participate on or after the Closing Date, the Purchaser or Paradise shall use its reasonable commercial efforts (i) to waive any pre-existing condition limitations, (ii) to give effect in determining deductible and maximum out-of-pocket limitations to claims incurred and amounts paid by and amounts reimbursed to, such employees with respect to similar plans maintained by the Company prior to the Closing Date and (iii) to permit those Affected Employees who are eligible as of the Closing Date to participate in the Company's applicable welfare plans to participate immediately in any applicable welfare plan of the Purchaser or Paradise. In the event any employee of the Company shall be deemed to have been terminated solely by reason of the consummation of this Agreement, all liability for severance benefits or damages shall be borne by the Company. Employees of the Company that become employees of the Purchaser shall be subject to all rules, regulations, requirements and policies applicable to all new hires of the Purchaser (except as otherwise provided in this Section 10.3), and any such employees who may be subsequently terminated will be entitled to severance benefits in accordance with the policy of the Purchaser as then applicable, except to the extent that written agreements with such employees that are assumed by the Purchaser or subsequently entered into, provide otherwise.

      10.3.2 Service Credit. To the extent that any plan, program, practice, policy, arrangement or agreement providing compensation or benefits to an Affected Employee takes into account a participant's service with the Purchaser, whether for the purposes of determining eligibility, vesting, level or benefits or otherwise, the Affected Employee's service shall include his or her whole and partial years of service with the Company prior to the Closing Date.

      Section 10.4 Apportioned Obligations. All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Effective Date (collectively, the "Apportioned Obligations") shall be apportioned between the Company and the Purchaser on the Closing Date based on the number of days of such taxable period included in the Pre-Effective Tax Period and the number of days of such taxable period included in the Post-Effective Date Tax Period. The Company shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Effective Date Tax Period, and the Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the Post-Effective Date Tax Period. After the Closing Date, the Company and the Purchaser shall cooperate to ensure timely payment of all the Apportioned Obligations in accordance with the foregoing principles. For the purposes of the foregoing, "Pre-Effective Date Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Effective Date; and "Post-Effective Date Tax Period" means any Tax period (or portion thereof) ending after the Effective Date.

      Section 10.5 Tax Liability. To the extent that the transfer of any Assets to the Purchaser gives rise to sales tax liability or other transfer, purchase or recordation documentary tax and fees (collectively, "Sales Taxes"), the Company shall promptly pay such Sales Taxes to the appropriate tax authorities.

      Section 10.6 Successor Employer. If applicable, the Purchaser agrees that it shall elect treatment as a "successor employer" for withholding tax purposes with respect to the 1999 calendar year.

      Section 10.7 Name of Purchaser. The parties hereto agree that immediately after the Closing, the corporate name of the Purchaser will be changed to "Straw Dogs, Inc."

      Section 10.8 Termination. This Agreement may be terminated and the sale of Assets and other transactions contemplated herein may be abandoned at any time prior to the Closing, notwithstanding the adoption of this Agreement by the Owners of the Company or the stockholders of Paradise by:

            (a) mutual consent of the Boards of Directors of each of the Company, Paradise and the Purchaser and the Owners of the Company;

            (b) either Paradise and the Purchaser, on the one hand, or the Company and the Owners , on the other hand, (provided the terminating party is not then in breach hereof and has not received notice of any breach) if the other party breaches its representations, warranties or covenants hereunder in any material respect and such breach is not cured within 15 days after the delivery of written notice thereof to such breaching party unless the breach of any such representation, warranty, or covenant does not materially adversely affect the business or assets of the breaching party or the ability of any or all parties to consummate the transactions contemplated hereby;

            (c) the Boards of Directors of either Paradise and the Purchaser or the Company and the Owners of the Company in the event a final and nonappealable order, decree or judgment of any court, agency, commission or governmental authority is issued or existing against the parties or any of them or any of their directors which would enjoin the transactions contemplated hereby; or

            (d) either Paradise and the Purchaser, on the one hand, or the Company and the Owners, on the other hand, if the Closing Date has not occurred prior to the close of business on September 30, 1999.

      Section 10.9 Effect of Termination. If this Agreement is terminated as provided in Section 10.8 hereof, this Agreement (except as otherwise herein provided) shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Nothing herein shall preclude, however, any action or claim for damages to which any party is otherwise entitled as a result of breach by the other party hereto. In the event of any termination, each of the parties shall promptly return to the other, all documents and other written information received from the other in connection with the transactions contemplated by this Agreement and shall not retain any copies or summaries thereof.

      Section 10.10 Registration Rights. After the Closing Date, the Owners shall have the registration rights set forth in Appendix A to this Agreement with respect to the Paradise Stock acquired by them pursuant to this Agreement.

                                   ARTICLE XI

                               SURVIVAL; INDEMNITY

      Section 11.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Sections 11.5.2,
11.5.3 and 11.5.4, the respective representations, warranties, covenants and agreements (including but not limited to, the confidentiality obligations of Section 12.8) of the Company, the Owners, Paradise and the Purchaser contained in this Agreement shall survive the Closing.

      Section 11.2 Obligation of the Owners to Indemnify

      11.2.1 General Indemnity Subject to the limitations contained in Section 11.5, each of the Owners hereby severally agrees to indemnify Paradise, the Purchaser and their affiliates, shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Paradise the Purchaser and their affiliates (individually a "Purchaser

Indemnified Party" and collectively, the "Purchaser Indemnified Parties") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "Losses"), that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of:
(a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article III.B hereof or in any certificate delivered by the Company or the Owners at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of the Company or the Owners contained in Article III.B hereof or in any certificate delivered by the Owners at the Closing; (c) any breach or failure by the Company or the Owners to comply with, perform or discharge any obligation, agreement or covenant by the Company or the Owners contained in this Agreement; and (d) any liability or obligation or any assertion against any Purchaser Indemnified Party, arising out of or relating, directly or indirectly, to any Retained Liability.

      11.2.2 Special Indemnity. Subject to the limitations contained in Section 11.5, each of the Owners hereby severally agrees to indemnify the Purchaser Indemnified Parties against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to assume liability for, the payment of all Losses that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of or in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of a representation or warranty by such Owners contained in Article III.A hereof; and (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of such Owners contained in Article III.A hereof or in any certificate delivered by such Owner at the Closing. Any claim for indemnity made under this Section
11.2.2 shall not be construed as a claim under Section 11.2.1 hereof even if a Purchaser Indemnified Party could have made a claim under Section 11.2.1 hereof in respect of the same matters.

      11.2.3 "Losses". The term "Losses" as used in this Agreement is not limited to matters asserted by third parties against an Indemnified Party, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims.

      Section 11.3 Obligation of Paradise and the Purchaser to Indemnify. Subject to the limitations set forth in Section 11.5.2 hereof, Paradise and the Purchaser hereby agree, jointly and severally, to indemnify the Company and the Owners and their affiliates, Owners, officers, directors, employees, agents, representatives and successors, permitted assigns of the Company and the Owners and their affiliates (individually a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") against, and to protect, save and keep harmless the Company Indemnified Parties from, and to pay on behalf of or reimburse the Company Indemnified Parties as and when incurred for, any and all Losses that may be imposed on or incurred by any Company Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of Paradise or the Purchaser contained in Article IV hereof or in any certificate delivered by Paradise or the Purchaser at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Company Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of Paradise or the Purchaser contained in Article IV hereof or in any certificate delivered by Paradise or the Purchaser at the Closing; (c) any breach or failure by Paradise or the Purchaser to comply with, perform or discharge any obligation, agreement or covenant by Paradise or the Purchaser contained in this Agreement; and (d) any liability or obligation or any assertion against any Company Indemnified Party arising out of or relating, directly or indirectly, to any Assumed Liability.

      Section 11.4 Indemnification Procedures.

      11.4.1 Non-Third-Party Claims. In the event that any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 11.4.2 below), against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnifiying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 20 days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within 20 days of receipt of notice of such claim, setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 20 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 11.4.1, or once any dispute under this Section 11.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to Section 11.5.1, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

      11.4.2 Third-Party Claims.

            (a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") against an Indemnifying Party, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days after receipt from the Indemnified Party of notice of such claim, which Defense Notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

            (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within such 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

            (c) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party; the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing at its expense. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

            (d) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or
                  (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

            (e) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

            (f) Notwithstanding clause (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party or
                  (iv) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

            (g) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

            (h) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 11.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

      Section 11.5 Limitations on and Other Matters Regarding Indemnification.

      11.5.1Indemnity Cushion and Cap. Subject to Section 11.5.4 below, the Owners shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 11.2 until such time as the amount of such liability shall exceed in the aggregate
(i) $50,000, plus (ii) the amount by which Net Worth of the Company (as defined in Section 8.16) as of the Effective Date exceeded $1.00 (the "Aggregate Cushion") (in which case the Owners shall be liable for all Losses in excess of the Aggregate Cushion); provided, however, the Aggregate Cushion shall not apply to any Losses arising out of or resulting from a misrepresentation, inaccuracy or breach of any warranty or representation contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3.1.7 and 3.1.8. Subject to Section 11.5.4 below, the indemnity obligations of each of the Owners with respect to Losses arising out of any matter referred to in Section 11.2 shall not exceed the value of the Paradise Stock delivered to the Owners at the Closing (the "Cap"); provided, however, the Cap shall not apply to any Losses arising out of or resulting from a misrepresentation, inaccuracy or breach of any warranty or representation contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3.1.7 and 3.1.8. For purposes of calculating the value of the Paradise Stock received by the Owners, the Paradise Stock shall be valued at its fair market value, which shall be the average closing price for Paradise Stock on the Nasdaq Small Cap Market for the ten trading days ending two business days immediately prior to the date of payment.

      11.5.2 Termination of Indemnification Obligations of the Company and the Owners. The obligation of the Company and the Owners to indemnify under Section
11.2 hereof shall terminate one year from the Closing Date, except (a) as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification on or prior to such date and (b) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Section 3.11 or any other Section of Article III of this Agreement relating to Taxes. The obligation to indemnify referred to in:

      (i) the preceding clause (a) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

      (ii) the preceding clause (b) shall terminate 180 days after the expiration of the relevant Federal, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

      11.5.3 Termination of Indemnification Obligations of Paradise and the Purchaser. The obligation of Paradise and the Purchaser to indemnify under
Section 11.3 hereof shall terminate one year from the Closing Date except as to matters as to which any Company Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

      11.5.4 Exceptions. Each of the limitations set forth above in this Section
11.5 shall in no event (a) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by the Company or the Owners (including without limitation, fraud in connection with the transaction contemplated hereby and any fraudulent acts by any manager, officer, employee, agent or equity holder of the Company); (ii) any indemnification obligation under Section 11.2.1(c) or 11.2.1(d); and (iii) the Company's and the Owners' obligations set forth in Section 12.1 to pay certain expenses; or (b) apply to any Losses incurred by a Company Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by Paradise, the Purchaser (including without limitation, fraud in connection with the transaction contemplated hereby and any fraudulent acts by any officer, director, employee, agent or shareholder of Paradise or the Purchaser); (ii) any indemnification obligation under Section 11.3(c) or 11.3(d); and (iii) Paradise's obligations set forth in Section 12.1 to pay certain expenses.

      11.5.5 Control by Paradise. All decisions and determinations to be made by the Purchaser and/or a Purchaser Indemnified Party under this Article XI shall be made by Paradise in the name of and on behalf of the Purchaser or such other the Purchaser Indemnified Party.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Expenses. Except for the costs of auditing the Company's financial statements, (as described in Sections 2.1.2 and 3.4), which costs shall be paid by Paradise, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

      Section 12.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of the State of Delaware without reference to its conflict of laws provisions.

      Section 12.3 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in (i) the courts of the State of New York or in the United States District Court for the Southern District of New York, if the principal office of Paradise is then located in New York, or (ii) the courts of the State of California or in the United States District Court for the Central District of California, if the principal office of Paradise is then located in California. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the States of New York or California for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS UNDER THIS AGREEMENT.

      Section 12.4 "Person" Defined. "Person" shall mean and include an individual, a company, a partnership, a joint venture, a corporation (including any non-profit corporation), a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

      Section 12.5 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Owners, such term shall be limited to the actual knowledge of the Owners and unless otherwise stated such knowledge that would have been discovered by the Owners after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of the Company, Paradise or the Purchaser, as the case may be, such term shall be limited to the actual knowledge of the executive officers of such entity and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

      Section 12.6 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

      Section 12.7 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 12.8 Confidentiality. Unless and until the Closing shall have occurred and except as may be required in connection with (i) any public announcement that Paradise, the Purchaser, the Company and the Owners have executed this Agreement, or (ii) any governmental filings contemplated under this Agreement, Paradise, the Purchaser, the Company and the Owners shall, and shall cause their respective employees, agents, consultants and representatives to, maintain in confidence and not otherwise use or permit the use of information, documents, and data respecting any other party to this Agreement furnished to them, or to any person or entity on their behalf except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of this Section 12.8 or any other agreement. If this Agreement is terminated pursuant to Section 10.8 hereof or otherwise, each party shall (and Paradise the Purchaser and the Company shall cause any third party to whom it has made permitted disclosures to) (i) return to the other party or destroy all written information, documents, and data furnished to it or to any person or entity on its behalf, and (ii) maintain in confidence all information received by it, or by any person or entity on its behalf, and shall not use or permit the use of such information by others except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of this Section 12.8 or any other agreement. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that Paradise is required to make any announcement or file information relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the Nasdaq Small Cap Market, or any announcement by any party pursuant to applicable law or regulations.

      Section 12.9 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or by courier, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

        If to either Paradise or to the Purchaser, addressed to:

                  Paradise Music & Entertainment, Inc.
                  53 West 23rd Street, 11th Floor
                  New York, New York 10010
                  Attention: President
                  Fax:  212-845-6480

                      with a copy to:

                  Davis & Gilbert LLP
                  1740 Broadway
                  New York, New York 10019
                  Attention:  Walter M. Epstein, Esq.
                  Fax:  (212) 468-4888

        If to either the Company or the Owners, addressed to:

                  Consolidated Entertainment, LLC
                  8330 W. Third Street
                  Los Angeles, CA  90048
                  Attention: Jesse Dylan and Craig Rodgers
                  Fax:  (310) 458-9833
                      with a copy to:

                  Cohen, Primiani & Foster
                  2029 Century Park East, Suite 400
                  Los Angeles, CA 90067
                  Attention: Michael Foster, Esq.
                  Fax: (310) 277-4351

                      and

                  James A. Melman, Esq.
                  815 Moraga Drive
                  Los Angeles, CA 90049
                  Fax:  (310) 472-4091

      Section 12.10 Parties in Interest. This Agreement may not be transferred, assigned pledged or hypothecated by any party hereto, other than by operation of law. Any purported transfer, assignment, pledge or hypothecation (other than by operation of law) shall be void and ineffective. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      Section 12.11 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

      Section 12.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      Section 12.13 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

      Section 12.14 Amendment. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed on behalf of each of the parties hereto.

      Section 12.15 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 12.10. Notwithstanding the foregoing, the parties agree that in the event the provisions of this Agreement inuring to the benefit of the Company are expressly assigned in writing to the

Owners in their individual capacity, such benefits shall be given to the Owners in place of the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement, on the day and year first above written.


                                         PARADISE MUSIC &
                                         ENTERTAINMENT, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         STRAW DOGS ACQUISITION CORP.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         CONSOLIDATED
                                         ENTERTAINMENT, LLC

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         ---------------------------------------
                                         JESSE DYLAN


                                         ---------------------------------------
                                         CRAIG RODGERS


                                       48